UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2005

Bangla Property Management, Inc.
(Exact name of registrant specified in charter)

       Colorado                           333-105903                      84-1595829
(State of Incorporation)      (Commission File Number)       (IRS Employer
Identification No.)

3540 Albert Street, Regina, Saskatchewan, Canada, S4S 3P5
(Address of principal executive offices) (Zip Code)

CSC Corporate Service Company
1275 - 1560 Broadway
Denver, CO 80202
                  Tel: 303-860-7052
(Name, address and telephone number for Agent for Service)

                  306-586-6643
(Registrant's telephone number, including area code)

                  Not Applicable
(Former name or former address, if changed since last report)

ITEM 1.01 Entry into a Material Definitive Contract

Set forth below is certain information concerning the principal terms of the Merger and the business of the Registrant and Wollaston.

Principal Terms of the Merger

At the Effective Time of the Merger (as defined in the Merger Agreement), Merger Sub will be merged with and into the Registrant.  The separate existence of Merger Sub will cease and Wollaston will become a wholly owned subsidiary of the Registrant.  The Certificate of Incorporation of the Registrant in effect immediately prior to the Effective Time of the Merger will be amended to change the name of the Registrant to China Properties Developments, Inc.  The officers and directors of the Registrant at the Effective Time of the Merger shall resign, and Ping’an Wu will be Chief Executive Officer of the Registrant. Ping’an Wu shall also be elected as the Chairman of its Board of Directors and the new officers shall be Ping’an Wu as the Chief Executive Officer, Shuo (Steven) Lou as the Chief Financial Officer, Yingming Wang as the Chief Operation Officer, and Xingguo Wang.

The Wollaston stockholders will have exchanged all of the shares of Wollaston for 10,000,000 shares of Registrant’s common stock.

Under Colorado law, the consummation of the Merger is subject to the approval of the shareholders.  A proxy will be filed and circulated to the Company’s shareholders for their vote on the Merger. Detailed financial and business information will be provided to the Company’s shareholders for a vote on the Merger in a separate filing on Schedule 14A. There is no assurance that the shareholders will approve this Merger.

Description of the Registrant

The Registrant is a Colorado corporation incorporated on June 15, 2001. The principal business of the Registrant prior to the Effective Time of the Merger was real estate property management.

An objective of the Registrant became the acquisition of an operating company with experienced management and the potential for profitable growth in exchange for its securities.  Prior to the Effective Time, Shawn Erickson, Mark Christian and Eddy Granados were directors of the Registrant.

The shares of common stock of the Registrant are traded on the OTC Bulletin Board under the symbol "BGLA".

Following the Merger, stockholders of Wollaston will be stockholders of the Registrant.  Upon consummation of the Merger, Wollaston shall become a wholly owned subsidiary of the Registrant.

Description of Wollaston and Jiahui

Wollaston Industrial Limited (“Wollaston”) was incorporated on April 21, 2004 in British Virgin Islands under the International Business Companies Act.  It has two directors, Mr. Ping’an Wu and Mr. Shuo Lou.  Its authorized capital is US$50,000 divided into 50,000 shares of US$1.00 par value with one vote per share.

Jiahui is mainly involved in the up-scale realty market development and management of office buildings, commercial estate, and high-end residential buildings in Xi’an, Shaanxi Province, China. It is located in the second largest commercial center of Xi’an- the Xiaozhai Area.  It has developed Jiahui Office Building, Oufengyuan Office Building, and Jixiang Garden Residential Project.  It is currently developing Yanming Soho Office Building.  It is anticipated that the reversed merger will enhance Jiahui’s business.

Wollaston owns 90.28% of its subsidiary, Xi’an Jialing Real Estate Co. Ltd. formed under the Company Law of the People’s Republic of China (“Jiahui”).  Jiahui is a sino-foreign joint venture company formed on December 17, 1996 by Xi’an Xiangrui Real Estate Co. Ltd (“Xiangrui”) and American JHL Industrial Limited (“JHL”) in Xi’an, China.  Jiahui’s registered capital was initially 14 million RMB yuan (approximately US$ 1.7 million).  JHL contributed 87.5% of the registered capital and Xiangrui contributed 12.5% of the registered capital initially.  Jiahui has been engaging in real estate development and related services in China.  In 1998, JHL invested an additional US$500,000 to complete the construction of Jiahui Tower in Xi’an.  Jiahui currently has four directors, Yingming Wang, Chuanhua Feng, Ping’an Wu and Rong Wu.

Audited financial statements for Jiahui for fiscal years  2004 and 2003 and Quarterly Consolidated (Pro-Forma) Statements June 30, 2004 will be provided in the future filing of the 14A.

Related Party Transactions

Wollaston Co., Ltd, a British Virgin Islands limited liability corporation, as the parent and management company owns 90.28% of Jiahui. Mr. Ping’an Wu owns a 27.12% interest in Wollaston, and will own a proportionate interest in the Registrant post-merger. Mr. Shuo Lou owns a 2.7% interest in Wollaston and will own a proportionate interest in the Registrant post-merger.  Mr. Yingming Wang owns a 2.7% interest in Wollaston, and will own a proportionate interest in the Registrant post-merger.  Mr. Xingguo Wang owns a 2% interest in Wollaston, and will own a proportionate interest in the Registrant post-merger.

ITEM 5.01. Change in Control of Registrant.

On August 17, 2005, an amended Agreement and Plan of Merger was created to replace the Agreement and Plan of Merger of February 23, 2005, which was filed with the Securities and Exchange Commission on March 25.  On August 17, 2005, Bangla Property Management, Inc., a Colorado corporation (the "Registrant"), China Property Investments, Inc., a Colorado corporation ("Merger Sub"), and Wollaston Industrial Limited, ("Wollaston") a British Virgin Islands ("BVI")limited liability corporation, as the parent and management company of Xi’an Jialing Real Estate Co. Ltd. formed under the Company Law of the People’s Republic of China (“Jiahui”), both privately-held corporations, entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Registrant, through its wholly-owned subsidiary, Merger Sub, will acquire Wollaston, and its 90.28% ownership in its subsidiary JIAHUI in exchange for 10,000,000 shares of Registrant’s common stock (the "Merger").  Under the terms of the Agreement, Wollaston will remain a subsidiary of the Registrant. The transaction contemplated by the Agreement is intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

The stockholders of Wollaston, as of the closing date of the Merger, will own approximately 57.72.% of the Registrant's common stock outstanding as of the closing date (excluding any additional shares issuable upon outstanding options, warrants and other securities convertible into common stock).

Under Colorado law, the Registrant needs the approval of its stockholders to consummate the Merger, as the number of shares to be issued pursuant to the Merger exceeds 20% of the outstanding prior to entering into the Merger Agreement.  A meeting of the Registrant’s shareholders has been called to be held on September 19, 2005.

For accounting purposes, this transaction was being accounted for as a reverse merger, since the stockholders of Wollaston own a majority of the issued and outstanding shares of common stock of the Registrant, and the directors and executive officers of Wollaston became the directors and executive officers of the Registrant.

Upon the effective time of the Merger, all officers and the directors of the Parent other than director Shawn Erickson shall have resigned and the Registrant shall have taken all action to cause Ping’an Wu to be elected as the Chairman of its Board of Directors and its officers to consist of the following: Ping’an Wu as the Chief Executive Officer, Shuo (Steven) Lou as the Chief Financial Officer, Yingming Wang as the Chief Operation Officer, and Xingguo Wang.

The securities ownership of Management and certain beneficial owners will be disclosed in the future filing of the 14A.

Item 8.01 Other Events: Change in Fiscal Year.

Based on the Plan of Merger with Wollaston, the Board of Directors determined to change the Registrant’s fiscal year end from March 31 to December 31. The Registrant will file on Form 10-K the report covering the period March 31, 2005 to December 31, 2005.

Item 9.01 Exhibits

10.1         Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        Bangla Property Management, Inc .

                                                                                        By: /s/ Shawn Erickson
                                                                                        Name: Shawn Erickson
                                                                                        Title: President & CEO

Dated:  August 29, 2005